Exhibit (e)(3)

                              AMENDED AND RESTATED
                        DISTRIBUTION SERVICES AGREEMENT

            AGREEMENT made as of May 3, 2006, and amended and restated as of May 31, 2016 between AB FIXED-INCOME SHARES, INC., a Maryland corporation (the "Fund"), on behalf of each of its portfolio series (each, a "Portfolio"), and ALLIANCEBERNSTEIN INVESTMENTS, INC., a Delaware corporation (the "Underwriter").

                                   WITNESSETH

            WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company and it is in the interest of the Fund to offer shares of each Portfolio for sale continuously;

            WHEREAS, the Underwriter is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers;

            WHEREAS, the Fund and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering of a Portfolio's shares in order to promote the growth of a Portfolio and facilitate the distribution of its shares;

            NOW, THEREFORE, the parties agree as follows:

            SECTION 1. Appointment of Underwriter. The Fund hereby appoints the Underwriter as the principal underwriter and distributor of the Portfolios to sell the public shares of its Class AB Common Stock ("Class AB shares"), Institutional Class Common Stock ("Institutional Class shares"), Class A Common Stock (the "Class A shares"), Class B Common Stock (the "Class B shares"), Class C Common Stock (the "Class C shares"), Advisor Class Common Stock (the "Advisor Class shares") , Class R Common Stock (the "Class R shares"), Class K Common Stock (the "Class K shares"), Class I Common Stock (the "Class I shares"), Class 1 Common Stock (the "Class 1 shares"), and Class Z Common Stock (the "Class Z shares") and shares of such other class or classes as the Fund and the Underwriter shall from time to time mutually agree in writing shall become subject to this Agreement (the "New shares"), (the Class AB shares, Institutional Class shares, Class A shares, Class B shares, Class C shares, Advisor Class shares, Class R shares, Class K shares, Class I shares, Class 1 shares, and Class Z Shares, and the New shares shall be collectively referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions set forth herein.

            SECTION 2. Exclusive Nature of Duties. The Underwriter shall be the exclusive representative of the Portfolios to act as principal underwriter and distributor except that the rights given under this Agreement to the Underwriter shall not apply to shares issued in connection with (a) the merger or consolidation of any other investment company with the Fund or a Portfolio, (b) the Fund's or a Portfolio's acquisition by purchase or otherwise of all or substantially all of the assets or shares of any other investment company or (c) the reinvestment in shares by a Portfolio's shareholders of dividends or other distributions.

            SECTION 3. Purchase of Shares from a Portfolio.

            (a) The Underwriter shall have the right to buy from a Portfolio the shares needed to fill unconditional orders for shares of the Portfolio placed with the Underwriter by investors or securities dealers, depository institutions or other financial intermediaries acting as agent for their customers. The price which the Underwriter shall pay for the shares so purchased from a Portfolio shall be the net asset value, determined as set forth in Section 3(c) hereof, used in determining the public offering price on which such orders are based.

            (b) The shares are to be resold by the Underwriter to investors at the net asset value thereof, determined as set forth in Section 3(c) hereof.

            (c) The net asset value of shares of a Portfolio shall be determined by the Portfolio, or any agent of the Portfolio, as of the close of regular trading on the New York Stock Exchange on each business day in accordance with the method set forth in the Prospectus and Statement of Additional Information of the Portfolio (the "Prospectus" and "Statement of Additional Information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), and guidelines established by the Directors of the Fund.

            (d) A Portfolio reserves the right to suspend the offering of its shares at any time in the absolute discretion of the Fund's Directors.

            (e) A Portfolio, or any agent of the Portfolio designated in writing to the Underwriter by the Portfolio, shall be promptly advised by the Underwriter of all purchase orders for shares received by the Underwriter. Any order may be rejected by a Portfolio. A Portfolio (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Portfolio (or its agent) of payment thereof, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Underwriter. Payment shall be made to a Portfolio in New York Clearing House funds. The Underwriter agrees to cause such payment and such instructions to be delivered promptly to a Portfolio (or its agent).

            SECTION 4. Repurchase or Redemption of Shares by a Portfolio.

            (a) Any of the outstanding shares may be tendered for redemption at any time, and a Portfolio agrees to redeem or repurchase the shares so tendered in accordance with its obligations as set forth in its Articles of Incorporation and in accordance with any applicable provisions set forth in the Prospectus and Statement of Additional Information.

            The price to be paid to redeem or repurchase the shares shall be equal to the net asset value calculated in accordance with the provisions of
Section 3(c) hereof, less any applicable sales charge. All payments by a Portfolio hereunder shall be made in the manner set forth below. The redemption or repurchase by the Fund of any of the Class A shares purchased by or through the Underwriter will not effect the initial sales charge secured by the Underwriter or any selected dealer or compensation paid to any selected agent (unless such selected dealer or selected agent has otherwise agreed with the Underwriter), in the course of the original sale, regardless of the length of the time period between the purchase by an investor and his tendering for redemption or repurchase.

            (b) A Portfolio (or its agent) shall pay the total amount of the redemption price pursuant to the instructions of the Underwriter in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form.

            (c) Redemption of shares of a Portfolio or payment by the Portfolio may be suspended at times when the New York Stock Exchange is closed, when trading thereon is closed, when trading thereon is restricted, when an emergency exists as a result of which disposal by such Portfolio of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Portfolio fairly to determine the value of its net assets or during any other period when the Securities and Exchange Commission, by order, so permits.

            SECTION 5. Plan of Distribution.

            (a) It is understood that Sections 5, 12, and 17 hereof together constitute a plan of distribution (the "Plan") within the meaning of Rule 12b-1 adopted by the Securities and Exchange Commission under the Investment Company Act ("Rule 12b-1").

            (b) Except as may be required by Financial Industry Regulatory Authority ("FINRA") rules and interpretations, the Fund will pay to the Underwriter each month a distribution services fee with respect to each Portfolio up to, on an annualized basis, 0.25% of the aggregate average daily net assets of the Portfolio attributable to the Class A shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class B shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class C shares, 0.50% of the aggregate average daily net assets of the Portfolio attributable to Class R shares, 0.25% of the aggregate average daily net assets of the Portfolio attributable to Class K shares and 0.10% of the aggregate average daily net assets of the Portfolio attributable to Class 1 shares. The distribution services fee will be used in its entirety by the Underwriter to make payments (i) to compensate broker-dealers or other persons for providing distribution assistance, (ii) to otherwise promote the sale of shares of the Portfolio, including payment for the preparation, printing and distribution of prospectuses and sales literature or other promotional activities, and (iii) to compensate broker-dealers, depository institutions and other financial intermediaries for providing administrative, accounting and other services with respect to the Portfolio's shareholders. A portion of the distribution services fee that will not exceed, on an annualized basis, 0.25% of the aggregate average daily net assets of the Portfolio attributable to each of the Class A shares, Class B shares, Class C shares, Class R shares, Class K shares and Class 1 shares will constitute a service fee that will be used by the Underwriter for personal service and/or the maintenance of shareholder accounts within the meaning of FINRA rules and interpretations.

            (c) AllianceBernstein L.P., the Fund's investment adviser (the "Adviser"), may make payments from time to time from its own resources for the purposes described in Section 5(b) hereof.

            (d) Payments to broker-dealers, depository institutions and other financial intermediaries for the purposes set forth in Section 5(b) are subject to the terms and conditions of the written agreements between the Underwriter and each broker-dealer, depository institution or other financial intermediary. Such agreements will be in a form satisfactory to the Directors of the Fund.

            (e) The Treasurer of the Fund will prepare and furnish to the Fund's Directors, and the Directors will review, at least quarterly, a written report complying with the requirements of Rule 12b-1 setting forth all amounts expended hereunder and the purposes for which such expenditures were made.

            (f) The Fund is not obligated to pay any distribution expenses in excess of the distribution services fee described above in Section 5(b) hereof. Any expenses of distribution of a Portfolio's Class A shares accrued by the Underwriter in one fiscal year of the Portfolio may not be paid from distribution services fees received from the Portfolio in respect of Class A shares in another fiscal year. Any expenses of distribution of a Portfolio's Class B shares, Class C shares, Class R shares, Class K or Class 1 shares accrued by the Underwriter in one fiscal year of the Portfolio may be carried forward and paid from distribution services fees received from the Portfolio in respect of such class of shares in another fiscal year. No portion of the distribution services fees received from a Portfolio in respect of Class A shares may be used to pay any interest expense, carrying charges or other financing costs or allocation of overhead of the Underwriter. The distribution services fees received from a Portfolio in respect of Class B shares, Class C shares, Class R shares, Class K and Class 1 shares may be used to pay interest expenses, carrying charges and other financing costs or allocation of overhead of the Underwriter to the extent permitted by Securities and Exchange Commission rules, regulations or Securities and Exchange Commission staff no-action or interpretative positions in effect from time to time. In the event this Agreement is terminated by either party or is not continued with respect to a class of shares as provided in Section 11 below: (i) no distribution services fees (other than current amounts accrued but not yet paid) will be owed by the Fund to the Underwriter with respect to that class, and (ii) the Fund will not be obligated to pay the Underwriter for any amounts expended hereunder not previously reimbursed by a Portfolio from distribution services fees in respect of shares of such class or recovered through deferred sales charges. The distribution services fee of a particular class may not be used to subsidize the sale of shares of any other class.

            SECTION 6. Duties of the Fund.

            (a) The Fund shall furnish to the Underwriter, on behalf of a Portfolio, copies of all information, financial statements and other papers that the Underwriter may reasonably request for use in connection with the distribution of shares of a Portfolio, and this shall include one certified copy, upon request by the Underwriter, of all financial statements prepared for a Portfolio by independent public accountants.

            The Fund, on behalf of a Portfolio, shall make available to the Underwriter such number of copies of the Prospectus as the Underwriter shall reasonably request.

            (b) The Fund, on behalf of a Portfolio, shall register the shares under the Securities Act, to the end that there will be available for sale such number of shares of each Portfolio as the Underwriter reasonably may be expected to sell.

            (c) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of shares of each Portfolio under the securities laws of such states of the United States or other jurisdictions as the Underwriter and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. The Underwriter shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

            (d) The Fund will furnish, in reasonable quantities upon request by the Underwriter, copies of annual and interim reports of a Portfolio.

            SECTION 7. Duties of the Underwriter.

            (a) The Underwriter shall devote reasonable time and effort to effect sales of shares of a Portfolio, but shall not be obligated to sell any specific number of shares. The services of the Underwriter to a Portfolio hereunder are not to be deemed exclusive and nothing in this Agreement shall prevent the Underwriter from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

            (b) In selling shares of a Portfolio, the Underwriter shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Underwriter, any selected dealer, any selected agent nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in a Portfolio's Registration Statement (the "Registration Statement"), as amended from time to time, under the Securities Act and the Investment Company Act or the Prospectus and Statement of Additional Information or any sales literature specifically approved in writing by the Fund.

            (c) The Underwriter shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and selected dealers or agents, the collection of amounts payable by investors and selected dealers or agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of FINRA, as such requirements may from time to time exist.

            SECTION 8. Selected Dealer and Agent Agreements.

            (a) The Underwriter shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of shares and fix therein the portion of the sales charge that may be allocated to the selected dealers and selected agents; provided that the Fund shall approve the forms of agreements with selected dealers and selected agents and the selected dealer and selected agent compensation set forth therein and shall evidence such approval by filing said forms and amendments thereto as exhibits to its then currently effective Registration Statement. Shares sold to selected dealers or through selected agents shall be for resale by such selected dealers and selected agents only at the public offering price set forth in the relevant Prospectus and relevant Statement of Additional Information.

            (b) Within the United States, the Underwriter shall offer and sell shares only to such selected dealers as are members in good standing of FINRA.

            SECTION 9. Payment of Expenses.

            (a) The Fund shall bear all costs and expenses of a Portfolio, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of a Portfolio's Registration Statement and Prospectus and Statement of Additional Information, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, annual or interim reports or proxy materials), provided, however, that the Underwriter shall bear the cost of printing any such materials in connection with the distribution of such materials to persons that are not current shareholders of the Fund.

            (b) The Fund shall bear the cost of expenses of qualification of shares for sale, and, if necessary or advisable in connection therewith, of qualifying a Portfolio (but not the Underwriter) as an issuer or as a broker or dealer, in such states of the United States or other jurisdiction as shall be selected by the Fund and the Underwriter pursuant to Section 6(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification.

            SECTION 10. Indemnification.

            (a) The Fund, on behalf of a Portfolio, agrees to indemnify, defend and hold the Underwriter, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands or liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter or any such controlling person may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in a Portfolio's Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Underwriter to the Fund for use in a Portfolio's Registration Statement, Prospectus or Statement of Additional Information; provided, however, that in no event shall anything herein contained be so construed as to protect the Underwriter against any liability to a Portfolio or its security holders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Underwriter's reckless disregard of its obligations and duties under this Agreement. The Fund's agreement, on behalf of a Portfolio, to indemnify the Underwriter and any such controlling person as aforesaid is expressly conditioned upon the Fund's being notified of the commencement of any action brought against the Underwriter or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New York, and sent to the Fund by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to so notify the Fund of the commencement of any such action shall not relieve a Portfolio from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section 10. The Fund, on behalf of a Portfolio, will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by the Fund and approved by the Underwriter. In the event the Fund does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Fund does not elect to assume the defense of any such suit, or in case the Underwriter does not approve of counsel chosen by the Fund, the Fund, on behalf of the Portfolio, will reimburse the Underwriter or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Underwriter or such persons. The indemnification agreement contained in this Section 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person and shall survive the sale of any of a Portfolio's shares made pursuant to subscriptions obtained by the Underwriter. This agreement of indemnity will inure exclusively to the benefit of the Underwriter, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. The Fund agrees promptly to notify the Underwriter of the commencement of any litigation or proceeding against a Portfolio in connection with the issue and sale of any of its shares.

            (b) The Underwriter agrees to indemnify, defend and hold a Portfolio, and the Fund's officers and Directors, and any person who controls the Fund within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Portfolio, the Fund's officers or Directors, or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Portfolio, the Fund's officers or Directors or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter or any affiliate thereof to the Fund, on behalf of a Portfolio, for use in the Portfolio's Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or Statement of Additional Information or necessary to make such information not misleading. The Underwriter's agreement to indemnify a Portfolio, and the Fund's officers and Directors, and any such controlling person as aforesaid is expressly conditioned upon the Underwriter being notified of the commencement of any action brought against the Portfolio, the Fund's officers or Directors or any such controlling person, such notification to be given by letter or telegram addressed to the Underwriter at its principal office in New York, and sent to the Underwriter by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Underwriter of the commencement of any such action shall not relieve the Underwriter from any liability which it may have to a Portfolio, to the Fund's officers and Directors, or to such controlling person by reason of any such untrue statement or omission on the part of the Underwriter otherwise than on account of the indemnity agreement contained in this Section 10. The Underwriter shall have a right to control the defense of such action, with counsel of good standing of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on its part, and in any other event the Underwriter and the Fund, and their officers and Directors, and such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The indemnification agreement contained in this Section 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of a Portfolio, the Fund's officers and Directors or any controlling person and shall survive the sale of any of a Portfolio's shares made pursuant to subscriptions obtained by the Underwriter. This agreement of indemnity will inure exclusively to the benefit of a Portfolio, to the benefit of its successors and assigns, and to the benefit of any of the Fund's officers, Directors or controlling persons and their successors and assigns. The Underwriter agrees promptly to notify the Fund of the commencement of any litigation or proceeding against the Underwriter in connection with the issue and sale of any of a Portfolio's shares.

            SECTION 11. Notification by the Fund.

            The Fund agrees to advise the Underwriter immediately:

            (a) of any request by the Securities and Exchange Commission for amendments to a Portfolio's Registration Statement, Prospectus or Statement of Additional Information or for additional information;

            (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of a Portfolio's Registration Statement, Prospectus or Statement of Additional Information or the initiation of any proceeding for that purpose;

            (c) of the happening of any material event which makes untrue any statement made in a Portfolio's Registration Statement, Prospectus or Statement of Additional Information or which requires the making of a change in any one thereof in order to make the statements therein not misleading; and

            (d) of all actions of the Securities and Exchange Commission with respect to any amendments to a Portfolio's Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the Securities and Exchange Commission under the Securities Act.

            SECTION 12. Term of Agreement.

            (a) This Agreement shall become effective on the date hereof and shall remain in effect until May 31, 2017 and continue in effect thereafter with respect to each class; provided, however, that such continuance is specifically approved at least annually by the Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities (as defined in the Investment Company Act) of that class, and, in either case, by a majority of the Directors of the Fund who are not parties to this Agreement or interested persons, as defined in the Investment Company Act, of any such party (other than as Directors of the Fund) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto; provided further, however, that if the continuation of this Agreement is not approved as to a class or a Portfolio, the Underwriter may continue to render to such class or Portfolio the services described herein in the manner and to the extent permitted by the Investment Company Act and the rules and regulations thereunder. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This Agreement may be terminated (i) by the Fund with respect to any class or Portfolio at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such class or Portfolio, or by a vote of a majority of the Directors of the Fund who are not interested persons, as defined in the Investment Company Act, of the Fund (other than as Directors of the Fund) and have no direct and indirect financial interest in the operation of the Plan or any agreement related thereto, in any such event on sixty days' written notice to the Underwriter; provided, however, that no such notice shall be required if such termination is stated by the Fund to relate only to Sections 5 and 17 hereof (in which event Section 5 and 17 shall be deemed to have been severed herefrom and all other provisions of this Agreement shall continue in full force and effect), or (ii) by the Underwriter with respect to any Portfolio on sixty days' written notice to the Fund.

            (b) This Agreement may be amended at any time with the approval of the Directors of the Fund, provided that any material amendments of the terms hereof will become effective only upon approval as provided in the first proviso of the first sentence of Section 12(a) hereof.

            SECTION 13. No Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer," "assignment," and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

            SECTION 14. Notices. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by such other party to the party giving notice, and unless and until changed pursuant to the foregoing provisions hereof addressed to the Fund or the Underwriter.

            SECTION 15. Governing Law. The provisions of this Agreement shall be, to the extent applicable, construed and interpreted in accordance with the laws of the State of New York.

            SECTION 16. Separate Agreements. The Fund, on behalf of each Portfolio, shall be deemed to have entered into a wholly separate Agreement relating exclusively to each such Portfolio. Any amendment to or termination of this Agreement explicitly relating to one or more Portfolios shall have no effect on, and shall not be considered to amend or terminate this Agreement with respect to, any other Portfolio.

             SECTION 17. Disinterested Directors of the Fund. While the Agreement is in effect, the selection and nomination of the Directors who are not "interested persons" of the Fund (as defined in the Investment Company Act) will be committed to the discretion of the disinterested Directors of the Fund.

           [The Remainder of this Page is Intentionally Left Blank.]

            IN WITNESS WHEREOF, the parties have executed this Amended and Restated Distribution Agreement as of the date set forth above.


                                            AB FIXED-INCOME SHARES, INC.



                                            /s/ Emilie D. Wrapp
                                            -------------------
                                            By:  Emilie D. Wrapp
                                            Title:  Secretary





                                            ALLIANCEBERNSTEIN INVESTMENTS, INC.



                                            /s/ Nancy E. Hay
                                            ----------------
                                            By:  Nancy E. Hay
                                            Title:  Assistant Vice President

                                   APPENDIX A

AB Government Money Market Portfolio (formerly, Government STIF Portfolio)